1 EA Conference Call – February 25, 2008 See Safe Harbor Statements (pages 2, 4 & 5) Proposed Acquisition of Take-Two Interactive Software, Inc. Conference Call February 25, 2008 Exhibit 99.2

EA Conference Call – February 25, 2008
See Safe Harbor Statements (pages 2, 4 &  5)
Some statements set forth in these materials, including those regarding EA’s proposal to acquire Take-Two and the expected impact of the acquisition on EA’s strategic and operational plans and financial results, contain forward-looking statements that are subject to change. Statements including words such as "anticipate", "believe", “estimate” or "expect" and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the possibility that EA’s proposal to acquire Take-Two will be rejected by Take-Two’s board of directors or shareholders; the possibility that, even if EA’s proposal is accepted, the transaction will not close or that the closing may be delayed; the effect of the announcement of the proposal on EA’s and Take-Two’s strategic relationships, operating results and business generally, including the ability to retain key employees; EA’s ability to successfully integrate Take-Two’s operations and employees; general economic conditions; and other factors described in EA’s SEC filings (including EA’s Annual Report on Form 10-K for the year ended March 31, 2007 and Quarterly Report on Form
10-Q for the quarter ended December 31, 2007). If any of these risks or uncertainties materializes, the proposal may not be accepted, the acquisition may not be consummated, the potential benefits of the acquisition may not be realized, EA’s and/or Take-Two’s operating results and financial performance could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. All information in these materials is as of February 25, 2008. EA undertakes no duty to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.
This communication is for informational purposes only and does not constitute an offer to buy any securities or a solicitation of any vote or approval or a solicitation of an offer to sell any securities. This material is not a substitute for the proxy statement Take-Two would file with the SEC if an agreement between EA and Take-Two is reached or any other documents which EA may file with the SEC and send to Take-Two stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TAKE-TWO ARE URGED TO READ ANY SUCH
DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN
IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain free copies of any documents filed with the SEC through the web site maintained by the SEC at
http://www.sec.gov. Free copies of any documents filed by EA with the SEC can also be obtained by directing a request to EA, 209 Redwood Shores
Parkway, Redwood City, CA 94065, telephone: (650) 628-1500.
EA and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding EA’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended March 31,
2007, which was filed with the SEC on May 30, 2007, its proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on
June 20, 2007, and Forms 8-K, which were filed with the SEC on June 6, 2007 and July 17, 2007. Other information regarding the participants in a proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in any proxy statement filed in connection with the proposed transaction.
Forward-Looking Statements; Additional Information And Where To Find It
EA Conference Call

EA Conference Call – February 25, 2008
See Safe Harbor Statements (pages 2, 4 &  5)
Today’s Call
Page
Forward-Looking Statements;
Additional Information and Where To Find It 2
Table of Contents 3
Welcome and Safe Harbor Statement 4 - 5
Acquisition Overview 6 - 17
Table of Contents

EA Conference Call – February 25, 2008
See Safe Harbor Statements (pages 2, 4 &  5)
EA Conference Call
Good morning and welcome to our call.
Today on the call we have:
John Riccitiello – Our Chief Executive Officer and
Warren Jenson – Our Chief Financial and Administrative Officer
Before we begin – I’d like to remind you that:
• You may find copies of our SEC filings, our press release and a replay of the webcast on our web site at www.eatake2.com. Shortly after the call – we will post a copy of the script on our website.
• During the course of this call – we may make forward-looking statements regarding future events, and the proposed acquisition of Take-Two by EA, and the future financial performance of the company. We caution you that actual events and results may differ materially. We refer you to EA’s most recent Form 10-K and 10-Q for a discussion of risk factors that may cause actual results to differ materially from those discussed today. We make these statements as of February 25, 2008 and disclaim any duty to update them.
Welcome and Safe Harbor

EA Conference Call – February 25, 2008
See Safe Harbor Statements (pages 2, 4 &  5)
EA Conference Call
• This call is for informational purposes only and does not constitute an offer to buy any securities or a solicitation of any vote or approval or a solicitation of an offer to sell any securities, and is not a substitute for any documents which EA may file with the SEC and send to Take-Two stockholders in connection with the proposed transaction. Investors and security holders of Take-Two are urged to read any such documents if and when filed with the SEC because they will contain important information about the proposed transaction.
And now – I’d like to turn the call over to John.
Welcome and Safe Harbor

EA Conference Call – February 25, 2008
See Safe Harbor Statements (pages 2, 4 &  5)
EA Conference Call
Good morning and thanks for joining us.
We are excited about our proposal to purchase Take-Two. This proposal is great news for our respective shareholders, studios and consumers.
We have proposed to acquire Take-Two for $26 per share in cash. We were disappointed to learn last Friday that the Take-Two Board of Directors has rejected our proposal. We believe in the benefits of combining the two companies and we believe now is the right time. That is why we are making our proposal public – so both sets of shareholders, employees and consumers can understand the opportunity.
Acquisition Overview

EA Conference Call – February 25, 2008
See Safe Harbor Statements (pages 2, 4 &  5)
EA Conference Call
This is a decision we have thought long and hard about. We are very confident it is the right path for EA and Take-Two.
Let me explain why.
First – this is a very good deal for Take-Two shareholders. Our proposal represents a unique and compelling opportunity to maximize the value of their investment with materially lower risk than if Take-Two proceeds on a standalone basis. Key factors I would highlight include:
• That our proposal represents a significant premium to Friday’s close and the trailing
30 and 90 day averages, and
• It represents certainty for investors in a company that carries significant legal, operational and scale risk – and a long uneven history.
Acquisition Overview

EA Conference Call – February 25, 2008
See Safe Harbor Statements (pages 2, 4 &  5)
EA Conference Call
Secondly – we believe this provides a great home for Take-Two’s studios and key talent. Take-Two’s extraordinarily talented creative teams deserve a permanent home with a stable and growing publisher that will provide an environment that allows them to do what they do best – create great games.  We have a strong management team that truly understands games.  We have the resources to invest in their titles and people.  In short –
a combination with EA would provide Take-Two’s studios and employees a more powerful platform – one with great staying power and global reach.
Third – this acquisition will create long term value for EA’s shareholders. In addition to top line benefits – we can achieve synergies on the bottom line by leveraging EA’s corporate and publishing infrastructures.  We expect this acquisition to be accretive over the long term.
Acquisition Overview

EA Conference Call – February 25, 2008
See Safe Harbor Statements (pages 2, 4 &  5)
EA Conference Call
And finally – the time is right to do the deal now.
• First – Take-Two is a sub-scale business in an industry where global scale has become an imperative – the longer we wait – the greater the risk.
• Second – we expect that the development of GTA IV is essentially complete –
our proposal would not jeopardize the development of this incredibly important title.
• Third – our label model is in place and functioning well. The VGH integration has been completed successfully. We are ready to focus resources to effectively and quickly manage the integration of Take-Two.
• Fourth – we place a significant value on the ability to close the transaction relatively quickly in order to realize the synergies and to allow EA’s strong global publishing organization to positively impact the catalog of GTA IV and other titles launching ahead of the holiday season.
• And finally – and perhaps most importantly for Take-Two shareholders – there can be no certainty that – in the future – EA or any other buyer would pay the premium we are proposing today. We believe our proposal is fully priced – today’s share price already reflects high expectations for GTA IV.  Now is the time for Take-
Two to come to the table.  Delay will make this asset less valuable.
Acquisition Overview

EA Conference Call – February 25, 2008
See Safe Harbor Statements (pages 2, 4 &  5)
EA Conference Call
In summary – Electronic Arts is committed to moving forward. This is a compelling proposal and one which we feel is in the best interests of both Take-Two and EA shareholders, studios and consumers.  Our preference is to make this a friendly transaction. We are hopeful we can achieve that.
Now let me turn the call over to Warren who will take us through the specifics of the proposed transaction.
Acquisition Overview

EA Conference Call – February 25, 2008
See Safe Harbor Statements (pages 2, 4 &  5)
EA Conference Call
Thanks John, and good morning everyone.
Today – I would like to cover three things:
• First – I’d like to give you a brief chronology of our interactions with Take-Two
• Second – I’ll go through – in more detail – why this is good for Take-Two and EA shareholders and
• Finally – I’ll review the financial terms of our proposal.
Then John and I will be happy to take your questions.
Acquisition Overview

EA Conference Call – February 25, 2008
See Safe Harbor Statements (pages 2, 4 &  5)
EA Conference Call
Chronology
We’ve been looking at Take-Two for some time and have been in communication on-and-
off for about a year.  Most recently –
• We opened a dialogue and verbally expressed an interest to acquire Take-Two in
December of last year. In January – Take-Two declined to negotiate with us.
• We followed up with a formal proposal at $25 per share on February 6, 2008.  Take-
Two rejected this proposal on February 15th.
• We then increased our proposal to $26 per share on February 19th.  Take-Two rejected this proposal last Friday.
• In light of these facts – we felt it appropriate to communicate the terms of this compelling proposal more broadly.
Acquisition Overview

EA Conference Call – February 25, 2008
See Safe Harbor Statements (pages 2, 4 &  5)
EA Conference Call
Now let me further elaborate why we think this is a good deal for Take-Two and EA shareholders.  Let me start with Take-Two.
First – EA is proposing a significant premium. Our revised proposal price of $26 per share represented a premium of 64 percent over Take-Two’s closing price on the day before we made our proposal. It also represented a 63 percent premium on a trailing 30 day basis and 55 percent premium on a trailing 90 day basis. Since February 15 – the stock has moved up slightly – but our $26 proposal is still a premium of over 50 percent based on Friday’s close. Any way you look at this – this is a pre-emptive proposal.
Acquisition Overview

EA Conference Call – February 25, 2008
See Safe Harbor Statements (pages 2, 4 &  5)
EA Conference Call
Second – our proposal provides near term liquidity to Take-Two shareholders for a company whose future is not certain.
• While the video game industry remains an attractive, high growth business – the challenges and risks are escalating and the need for scale is becoming more pronounced. Interactive entertainment is transforming and going more online, more mobile and more global.
• We believe as a stand-alone company Take-Two carries significant risk. Despite the actions taken in the past 10 months, Take-Two remains dependent on a limited number of titles and has limited capital resources.
• The company has faced for a very long time and continues to face ongoing financial, legal and operating issues.
• The combination of inadequate scale, limited title slate and financial resources, and ongoing legal and operating issues represent real risk, especially when Take-Two needs to compete with larger and better capitalized competitors.
• Given these factors – we believe it will be increasingly challenging for Take-Two to create and sustain shareholder value.
Acquisition Overview

EA Conference Call – February 25, 2008
See Safe Harbor Statements (pages 2, 4 &  5)
EA Conference Call
Why is this Good for EA Shareholders.
• First – the acquisition will strengthen EA’s portfolio of owned intellectual properties.
• Second – there is significant opportunity to drive operational synergies. We would expect synergies in the corporate and publishing organizations.
• Third – we expect this deal to be accretive on a non-GAAP basis over the long-
term.
• Fourth – we can help increase the sales of Take-Two’s titles and bring their IP to new platforms – by leveraging EA’s global packaged goods, online and wireless organizations.
• And finally – we would add incredible talent to EA’s creative team. This deal brings together a wealth of industry talent – which can blossom under our decentralized label structure.
Acquisition Overview

EA Conference Call – February 25, 2008
See Safe Harbor Statements (pages 2, 4 &  5)
EA Conference Call
Now let me share with you some deal specifics and additional financial information.
• In total – we are proposing to pay $26 per share or approximately $2.0 billion in cash.
EA would also assume all currently outstanding Take-Two stock options.
• EA’s proposal is based on Take-Two’s current equity capitalization.
• EA intends to keep its proposal open for now – but may withdraw it at any time.
• The deal is subject to confirmatory due diligence & negotiation of a merger agreement.
• The acquisition would be subject to customary closing conditions, including regulatory approvals.
• Looking ahead – the fiscal 2009 financial impact of this transaction is highly dependent upon the closing date. At a minimum – we expect meaningful non-GAAP accretion in fiscal 2010.
Acquisition Overview

EA Conference Call – February 25, 2008
See Safe Harbor Statements (pages 2, 4 &  5)
EA Conference Call
In summary let me reiterate a few points:
• This is an enormously attractive proposal for Take-Two.
• We believe this transaction will create long-term value for EA – and finally
• We urge Take-Two to come to the table promptly – time is of the essence.
Now we would be happy to take your questions.
Acquisition Overview